UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 5, 2025 (October 29, 2025)

ESCALADE, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1358
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, No Par Value	ESCA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                     ☐

Section 5 – Corporate Governance and Management

Item 5.02 (b), (c) and (e) – Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on October 30, 2025, Escalade, Incorporated (“Escalade” or the “Company) announced that Patrick J. Griffin, the Company’s Vice President, Corporate Development and Investor Relations and a Director, was appointed as the Company’s Interim President and Chief Executive Officer effective October 29, 2025. Mr. Griffin replaced Armin Boehm, who resigned as of the same date (the “Resignation Date”).

Mr. Griffin, age 56, has served as Director at Escalade and Vice President, Corporate Development and Investor Relations for Escalade since August 2012. Prior to that, Mr. Griffin served as President of Martin Yale Group, a former subsidiary of Escalade. Mr. Griffin has held various other roles at Escalade since 2002. There are no arrangements or understandings pursuant to which Mr. Griffin was selected for this position and Mr. Griffin has no family relationship with any other executive officer or Director of Escalade. Mr. Griffin also has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 6, 2025, the Compensation Committee of Escalade’s Board of Directors approved the initial terms of Mr. Griffin’s compensation in connection with his appointment to the Interim President and Chief Executive Officer role, which are contained in the offer letter entered into on November 10, 2025, by the Company and Mr. Griffin (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Griffin will be entitled to the following compensation and benefits:

-	Annual base salary of $400,000, subject to annual review by Escalade’s Compensation Committee.
-
Annual cash incentive bonus through participation in the Company’s annual profit improvement plan. The target cash bonus for fiscal year 2025 will be 100% of base salary, prorated for his length of service in the role of Interim CEO and President in 2025. The cash bonus in 2026 and in future years will be determined by the Compensation Committee in accordance with and at the same time as bonus determinations are made for the Company’s other executive officers, provided, however, that the target bonus shall be no less than 100% of Base Salary.

-
Annual equity incentives pursuant to the Company’s equity incentive plan, which grants may be in the form of RSUs, restricted stock, stock options, or similar incentives. The amounts and terms of any such grants will be as determined by Escalade’s Compensation Committee and Board of Directors.

-	Participation in Escalade’s standard health and welfare plans, consistent with Company policy.

The foregoing summary of the material terms of the Offer Letter is qualified in its entirety by the Offer Letter filed as Exhibit 10.1 to this Form 8-K.

On November 5, 2025, Mr. Boehm and the Company entered into an Amendment, Waiver, Release, Non-Competition, Non-Solicitation, and Non-Disclosure Agreement (the “Agreement”). Under this Agreement, among other things, Mr. Boehm is entitled to receive:

-	Eight Hundred Thousand Dollars ($800,000.00) in cash payable in January 2026; and

-	COBRA premiums for Mr. Boehm and his family for 12 months following his Resignation Date.

Since no shares of restricted stock or restricted sock units granted by the Company to Mr. Boehm had vested as of the Resignation Date, all such awards were forfeited. This Agreement amends Mr. Boehm’s prior Executive Severance Agreement with the Company and replaces and supersedes any benefits that may have been payable thereunder.

A copy of the Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the Agreement is qualified in its entirety by reference to Exhibit 10.2.

Additional information regarding Mr. Griffin, Mr. Boehm, their compensation, and the Company’s compensation plans and programs is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2025.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

Exhibit	Description

10.1	Offer Letter, dated November 10, 2025, by and between Patrick J. Griffin and Escalade, Incorporated

10.2	Amendment, Waiver, Release, Non-Competition, Non-Solicitation, and Non-Disclosure Agreement dated as of November 5, 2025 by and between Armin Boehm and Escalade, Incorporated

99.2	Press release dated October 30, 2025, Executive Management Change. *

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).
__________________
* Previously filed with the original filing of this Current Report on Form 8-K on October 30, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2025	ESCALADE, INCORPORATED

	By:	/s/ STEPHEN R. WAWRIN
Stephen R. Wawrin, Vice President and Chief Financial Officer

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